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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)

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

                                                                                    State of
                                                              Percentage          Incorporation
                                                                  of                   or
       PARENT                        SUBSIDIARY               OWNERSHIP           ORGANIZATION
---------------------            -------------------         ------------         ------------
Allied First Bancorp, Inc.       Allied First Bank, sb           100%               Illinois

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         It is contemplated that the financial statements of the Registrant will be consolidated with Allied First Bank, sb.